SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934

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ZAP
(Name of Registrant as Specified in Its Charter)

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ZAP
501 Fourth Street
Santa Rosa, California 95401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held July 29, 2007

June 15, 2007

To the Shareholders of ZAP:

The 2007 Annual Meeting of the Shareholders of ZAP (the “Company”) will be held on Sunday July 29, 2007 at 2:00 p.m. pacific standard time at, the ZAP Warehouse at 806 Donahue Street, between 8th and 9th street Santa Rosa, California 95401. The purpose of the meeting is to consider and take action upon the following matters:

1.	Election of four directors.

2.	Approval of amendment to the Company’s Amended and Restated Articles of Incorporation to increase authorized shares of common stock.

3.	Ratification of Odenberg, Ullakko, Muranishi & Co. LLP as our independent accountants for the year ending December 31, 2007.

4.	Such other business as may properly be brought before the meeting and any postponements, continuations, or adjournments thereof.

Only shareholders of record as of the close of business on May 29, 2007 are entitled to notice of and to vote at the meeting or at any postponements, continuations or adjournments thereof. This notice, the proxy and Proxy Statement enclosed herewith are sent to you by order of our Board of Directors.

Enclosed please find the Annual Report for the year ended December 31, 2006 and the Quarterly Report for the period ended March 31, 2007. I hope you will read them carefully. Feel free to forward to us any questions you may have if you are unable to be present at the meeting. Our Internet website, located at http://www.zapworld.com, is a convenient way to communicate with us.

Also enclosed is a proxy card authorizing me to vote your shares for you if you do not wish to attend the meeting. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, Continental Stock Transfer & Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the shareholders must be present at the meeting, either in person or by proxy, for the conduct of business.

Our bylaws require that the holders of a majority of the common stock issued and outstanding and entitled to vote be present or represented at the meeting by proxy in order to constitute a quorum for the transaction of business.  It is important that your stock be represented at the meeting regardless of the number of shares you hold.  Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

THE ENCLOSED PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS.  OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED ITEMS.  YOUR VOTE IS IMPORTANT.

Renay Cude
Corporate Secretary

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of ZAP (the “Board”) for use at the 2007 Annual Meeting of the Shareholders (the “Annual Meeting”) of ZAP, a California corporation (the “Company”) to be held on Sunday, July 29, 2007 at 2:00 p.m. pacific standard time at The ZAP Warehouse  located at 806 Donahue Street, between eight and ninth street,  Santa Rosa, California 95401, and all postponements, continuations or adjournments thereof. This Proxy Statement and the enclosed proxy were first furnished to our shareholders on or about June 15, 2007. In this Proxy Statement, we use the terms “Company,” “ZAP,” “we,” “our,” and “us” to refer to ZAP.

VOTING PROCEDURES

Our outstanding shares entitled to vote as of May 29, 2007 (the “Record Date”) consisted of 45,908,560 shares of common stock.  Only shareholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting.  Each share is entitled to one vote.

The presence in person or by proxy of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the meeting. Under California law, abstentions and broker non-votes shall be counted for purposes of determining a quorum, but will not be counted for or against the proposals or for or against any of the directors.  We do not consider abstentions or broker non-votes in calculating the number of votes cast.  The term broker non-vote refers to shares held by brokers or nominees who have not received instructions on how to vote from the beneficial owners or persons entitled to vote if the broker or nominee indicates on the proxy that the broker or nominee does not have discretionary power to vote on the matter.

Your vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed within the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card.  If your proxy card is signed and returned without specifying choices, your shares will be voted “FOR” the nominees for director, “For” the amendment to the articles of Incorporation increasing the authorized common stock and “FOR” ratification of the selection of Odenberg,Ullakko,Muranishi & Co. LLP to serve as our independent accountants for the year ending December 31, 2007, and as the individuals named as proxy holders on the proxy deem advisable on all matters as may properly come before the meeting. You may revoke your proxy at any time prior to the Annual Meeting by submitting another proxy bearing a later date, by giving written notice of revocation to us at our address indicated above or by voting in person at the meeting. Any notice of revocation sent to us must include your name and must be received prior to the Annual Meeting to be effective.  Votes cast by proxy or in person at the meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting.

No shareholder of the Company, whether abstaining, voting “FOR” or “AGAINST” the director nominees or “FOR” or “AGAINST” the amendment to the Articles of Incorporation  and “FOR” or “AGAINST”   ratification of the independent accountants will be entitled to appraisal rights or the right to receive cash for shares under California law or otherwise.  At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

The voting requirements for each proposal discussed in this Proxy Statement are as follows:

PROPOSAL	VOTE REQUIRED

Election of Directors	Plurality

Approval of Amendment to the Articles of Incorporation to Increase Authorized Common Stock	Majority of Shares Outstanding

Ratification of Independent Accountant	Majority of votes cast at Annual Meeting
____________________

Election of Directors

The election of each director nominee requires the affirmative vote of a plurality of the votes cast in the election of directors.  The director nominee will be elected if the votes cast favoring the election of the director exceed the votes cast opposing such an action.  You may vote “FOR” or “AGAINST” with respect to the election of directors.  Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director.  Votes “AGAINST,” abstentions and broker non-votes will have no effect on the election of directors.  Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

Shareholders will have the right to vote their shares cumulatively.  However, shareholders will not be entitled to cumulate votes unless the shareholder has given notice at the Annual Meeting prior to voting of his or her intention to cumulate votes.  If any shareholder has given such notice, then all shareholders entitled to vote may cumulate their votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates.  If no shareholder elects to use cumulative voting then the shareholders shall be allowed to cast one vote per share owned for each of the seven positions on the Board of Directors.  Votes cast against a candidate or that are withheld shall have no effect.

Approval of Amendment to the Articles of Incorporation to Increase Authorized Common Stock

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve the authorization of the Board of Directors to increase the authorized common stock by amendment of the Company’s Amended and Restated Articles of Incorporation.  As a result, abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal.  Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

Ratification of Odenberg, Ullakko, Muranishi & Co. LLP as Independent Accountants

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of Odenberg, Ullakko, Muranishi & Co. LLP as our independent accountants for the year ending December 31, 2007.  For ratification, this proposal must be approved by a majority of the votes cast by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal.  An abstention from voting on this proposal will have the effect of a vote “AGAINST.”  Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently has four members. Each of these directors is standing for re-election, to hold office until the next Annual Meeting of Shareholders. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement. The principal occupation and certain other information about the nominees are set forth below.

The nominees are currently members of the Board and have indicated a willingness to serve as directors if selected.  Our Board has no reason to believe that any director nominee will be unable to serve as a director or will become unavailable for any reason.  If, at the time of the Annual Meeting, any director nominee becomes unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons determine in their discretion, for such substituted nominee, if any.

Vote Required

The election of each director nominee requires the affirmative vote of a plurality of the votes cast in the election of directors.  The director nominee will be elected if the votes cast favoring the election of the director exceed the votes cast opposing such an action.  You may vote “FOR” or “AGAINST” with respect to the election of directors.  Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director.  Votes “AGAINST”, abstentions and broker non-votes will have no effect on the election of directors.  Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

Shareholders will have the right to vote their shares cumulatively.  However, shareholders will not be entitled to cumulate votes unless the shareholder has given notice at the Annual Meeting prior to voting of his or her intention to cumulate votes.  If any shareholder has given such notice, then all shareholders entitled to vote may cumulate their votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates.  If no shareholder elects to use cumulative voting then the shareholders shall be allowed to cast one vote per share owned for each of the seven positions on the Board of Directors.  Votes cast against a candidate or that are withheld shall have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS.

Directors

The following table sets forth certain information with respect to our director nominees, including the name and age of each nominee, his or her principal occupation and business experience, and the commencement of his or her term as a director.

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Gary Starr (51)	Mr. Starr co-founded ZAP in 1994, has been a director since the Company’s inception and served as Chief Executive Officer from 2000 to 2002. He became chairman of the Board of Directors in October 2002. Mr. Starr founded US Electricar’s electric vehicle operation in 1983. Mr. Starr has several publications: “Electric Cars: Your Guide to Clean Motoring, "The Shocking Truth of Electric Cars,” and “The True Cost of Oil.” In addition, he has appeared on more than 300 radio and television shows including Larry King Live, The Today Show, Inside	1994

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since

Edition, CNN Headline News, Prime Time Live, the CBS Evening News and the McNeil Lehrer News Hour as an authority in the field of electric vehicles. Mr. Starr has a Bachelor of Science Degree from the University of California, Davis in Environmental Consulting and Advocacy. He is a frequent lecturer on electric cars and has developed several industry inventions.

Steven Schneider (46)
Mr. Schneider has been director and Chief Executive Officer of ZAP since October 26, 2002. Schneider has a 30-year career in the Automotive industry and a long-time interest in fun, fuel-efficient cars. He has served as ZAP’s CEO since 2002, when the company acquired Auto Distributors, Inc. and Voltage Vehicles, businesses he founded which specialized in the distribution of electric and alternative fuel vehicles including automobiles, motorcycles and bicycles. Schneider also founded the RAP Group, an automotive liquidator and reseller, which ZAP also acquired. He serves on the board of directors of Apollo Energy Systems, a developer of fuel cells and advanced batteries. He also serves as a director of Rotoblock Corporation, a public company focused on the continued development of the oscillating piston engine. He is an active member with various industry groups, including the Electric Drive Transportation Association in Washington, DC. , and is a member of the Bay Area Alliance of CEOs. He lectures frequently on industry topics at universities and other organizations.

2002
Renay Cude (30)
Ms. Cude was appointed Corporate Secretary in August 2002, and has been a director of the Company since October 26, 2002. Ms. Cude is the President of our subsidiary, Voltage Vehicles, where she works closely with corporate counsel in obtaining all the required licensing in the 50 states for the proper distribution of advanced technology vehicles. Ms. Cude is also the President of ZAP Manufacturing and ZAP Rentals. Prior to joining ZAP, from 1997 to 2002, Ms. Cude worked as a legal secretary for various law firms. Ms. Cude has over five years experience working in the bankruptcy field where she helped companies through the reorganization process. Ms. Cude holds an Associates Degree in General Education from Santa Rosa Junior College.

2002

Peter Scholl (60)
Mr. Scholl is currently an independent engineering consultant and has been a director since July 2006. From 2003 to 2005, Mr. Scholl served as President of Rotoblock Inc. in Canada and Rotoblock Corporation, a Nevada corporation, in the development of Oscillating Piston Engine technology. He served as President of Unimont Inc., a real estate development firm, in Penticton, Canada from 2001 to 2003. From 1996 to 2000, Mr. Scholl worked on the development of water purification systems in Arizona. Mr. Scholl has a Bachelor’s of Science degree in Mechanical Engineering from the Institute of Technology in Biel, Switzerland.

2006

Compensation of Outside Directors

Starting in April 2006, all outside directors received $500 and a grant of $500 of common stock for attendance at each Board meeting and each committee meeting.  Outside Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings. Prior to April 2006, we did not provide our outside directors with cash or other forms of compensation, although we did reimburse their out-of-pocket expenses. Each Outside Director also received 20,000 shares of common stock in December 2006 as an additional compensation incentive.

Corporate Governance Principles and Board Matters

ZAP is committed to having sound corporate governance principles and practices. ZAP’s primary corporate governance documents, including our Code of Ethics and Committee Charters, are available to the public on our website at http://www.zapworld.com. The following is a discussion of our current governance principles and practices.

Director Independence

The following director is independent directors as that term is defined under NASDAQ Rule 4200(a)(15):

Peter H. Scholl

Board Meetings

During 2006, our Board met or conferred by telephone 26 times. During 2006, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board during 2006 and (ii) the total number of meetings held by all committees of the Board on which such director served in 2006. The Company does not have a policy with regard to attendance of directors at annual meetings, but encourages attendance of all meetings.

Committees of the Board

Audit Committee

The Board’s Audit Committee is comprised of Peter Scholl and Gary Starr and formerely Raymond Byrne, who resigned from the Board of Directors in May 2007. During 2006, the Audit Committee met four (4) times. All current members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s role includes overseeing the work of the Company’s internal accounting and financial reporting and internal auditing processes and discussing with management the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements and internal control over financial reporting of the Company. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. The Committee’s specific responsibilities are delineated in the Audit Committee Charter. The Audit Committee Charter is available on the ZAP website at http://www.zapworld.com.

Compensation Committee

The Board’s Compensation Committee is comprised of Gary Starr and Peter Scholl.  During 2006, the Compensation Committee met three (3) times. A copy of the Compensation Committee Charter is available on the ZAP website at http://www.zapworld.com.  The Compensation Committee, among other things, advises the Board on all matters pertaining to compensation programs and policies, approves the compensation payable to each of the officers of the Company, reviews proposed compensation of executives as provided in the Company’s executive compensation plan and administers the Company’s stock option plans.

Corporate Governance and Nominating Committee

The Board’s Corporate Governance and Nominating Committee (the “Governance Committee”) is comprised of Peter Scholl and Gary Starr. During 2006, the Governance Committee met three (3) times. The Governance Committee has adopted a charter, which has been ratified and approved by the Board. A copy of the Governance Committee Charter is available on the ZAP website at http://www.zapworld.com.

The Governance Committee, among other things, identifies, evaluates and recommends individuals qualified to be directors of the Company. Members of the Board of Directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be able to provide insights and practical wisdom based on their experience and expertise. They should be committed to enhancing shareholder value and should have sufficient time to effectively carry out their duties. Their service on other Boards of public companies should be limited to a reasonable number.

The Governance Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the shareholders. In conducting this assessment, the committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

Code of Ethics

The Board has adopted a Code of Ethics to provide guidance on maintaining the Company’s commitment to being honest and ethical in its business endeavors.  The Code of Ethics covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers and employees. A copy of the Code of Ethics is available on the ZAP website http://www.zapworld.com or may be obtained by written request submitted to the Corporate Secretary at ZAP, 501 Fourth Street, Santa Rosa,CA 95401.  The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers from, any provision of the Code of Ethics by disclosing on the Company’s website, by press release and/or on a current report on Form 8-K.

Selection of New Directors

Directors are elected annually by the shareholders at the Annual Meeting. The Board proposes a slate of nominees for consideration each year. Between Annual Meetings, the Board may elect directors to serve until the next Annual Meeting.  The Governance Committee will consider qualified candidates for possible nomination that are submitted by shareholders in accordance with the Company’s bylaws and policies regarding director nominations.  Any shareholder nominations will be evaluated using the same criteria set forth in the Governance Committee Charter as are applicable to persons nominated by other sources.

Shareholders wishing to make such a submission may do so by providing all information regarding the nominee that would be required under applicable SEC proxy rules, including (in addition to the information required in the bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of the Company’s common stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected.  In addition, the stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on the ZAP’s books, of such shareholder and such beneficial owner, (ii) the class and number of shares of ZAP that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) any material interest of the shareholder and/or such beneficial owner in the nominee or the nominee’s election as a director.  Such information should be sent to the Governance Committee, c/o Corporate Secretary, ZAP, 501 Fourth Street, Santa Rosa, CA 95401.

In addition to potential director nominees submitted by shareholders, the Governance Committee considers candidates submitted by directors, as well as self-nominations by directors and, from time to time in its sole discretion, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates.  The committee has not retained a third-party search firm to assist in the identification or evaluation of Board member candidates for election to the Board at the Annual Meeting, although it may do so in the future.  The Governance Committee investigates potential candidates and their individual qualifications, and evaluates all such candidates, including those submitted by stockholders, using the Board membership criteria set forth in the Committee’s Charter.

No candidates for director nominations were submitted to the Governance Committee by any shareholder in connection with the Annual Meeting.  Any shareholder desiring to present a nomination for consideration by the Governance Committee prior to the 2008 Annual Meeting must do so in accordance with the Company’s policies and bylaws.

EXECUTIVE OFFICERS

Set forth below is certain information regarding our executive officers, including age, principal occupation and the date each first became an executive officer.

Name (Age)	Present Executive Officers	Executive Officer Since
Gary Starr (51)	Mr. Starr co-founded ZAP in 1994 and has served as Chairman of the Board of Directors since October 2002. More detailed information regarding Mr. Starr’s business experience is set forth under “Directors.”	1994

Steven Schneider (46)	Mr. Schneider has served as Chief Executive Officer since October 2002. More detailed information regarding Mr. Schneider’s business experience is set forth under “Directors.”	2002

Name (Age)	Present Executive Officers	Executive Officer Since
Renay Cude (30)	Ms. Cude serves as Corporate Secretary of ZAP and President of Voltage Vehicles, ZAP manufacturing and ZAP Rentals. More detailed information regarding Ms. Cude’s business experience is set for under “Directors.”	2002

William Hartman (59)	Mr. Hartman was appointed Chief Financial Officer in March 2001. He was engaged with the Company as a financial consultant starting in January 2001. Prior to his engagement at ZAP, Mr. Hartman provided financial and accounting consulting services to various Internet start up companies in the San Francisco Bay Area from 1999 to 2001. Mr. Hartman is a Certified Public Accountant in the State of California with a Masters in Accounting Degree from the State University of New York. He also had previous public accounting experience as an audit manager with Price Waterhouse Coopers in San Francisco.	2001

Amos Kazzaz (50)
Mr. Kazzaz was appointed Chief Operating Officer on March 26, 2007. Prior to joining ZAP, Mr. Kazzaz served as Vice President of Cost Management at United Airlines, Inc. where he oversaw United Airline’s operations, process improvement, and cost management. From 2003 to 2006, Mr. Kazzaz served as United Airline’s Vice President of Financial Planning and Analysis during which time he accounted for United Airline’s planning and analysis function and capital budget. From 2002 to 2004, Mr. Kazzaz served as United Airline’s Vice President of the Business Transformation Office, the company’s first enterprise project management office, during which time he was responsible for identifying areas of revenue and cost improvements; concurrently, Mr. Kazzaz served as the Chief Operating Officer at Avolar, a subsidiary of United Airlines. He currently sits on the Boards of Directors of Alliant Credit Union, SkyTech Solutions in India, and Integres. Mr. Kazzaz holds a bachelors degree in International Affairs from the University of Colorado and a Masters in Business Administration from the University of Denver.
		2007

Family Relationships

There are no family relationships among any of our officers or directors.

EXECUTIVE COMPENSATION

Executive Compensation

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal year ended December 31, 2006.  The following table summarizes all compensation for fiscal year 2006 received by our Chief Executive Officer, and the Company’s three most highly compensated executives. Each of these officers is referred to as a “named executive officer.”

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Steven Schneider, CEO Principal Executive Officer	2006	120,000	—	17,800	419,756	—	—	—	557,556
Gary Starr, Chairman	2006	120,000	—	17,800	419,756	—	—	—	557,556

William Hartman Principal Financial Officer	2006	115,000		17,800	100,000	—	—	—	232,800

Renay Cude Corporate Secretary	2006	78,000	—	17,800	419,756	—	—	—	515,556

(1)
Stock awards are based on the stock price on the date of issue.  Options/warrant awards were calculated using the following assumptions:  dividend of 0, rate of 5.12% for warrants and 4.91% for options, expected life of 5 months for warrants and 6.75 years for options, strike price of $1.00 for warrants and $0.91 for options, stock price of $0.91 and volatility of 149.75%.  All option and warrant issuances were fully vested at time of issue.

Employment Agreements

We currently have employment agreements with three of our Named Executive Officers as described below.

Steve Schneider, Chief Executive Officer

We entered into an employment agreement with Steve Schneider on October 1, 2003.  The agreement provides that Mr. Schneider will serve as our Chief Executive Officer through October 1, 2008 and receive a salary, benefits and options equal to the highest paid employee of ZAP, but in no event less than $75,000 per year.  Mr. Schneider’s current salary is set at $127,000. In addition, the agreement provides that should ZAP become profitable, Mr. Schneider’s salary will automatically be increased by 10% for every $100,000 in profits calculated on a quarterly basis. Mr. Schneider annually receives a grant of stock options or warrants equal to 1% of the outstanding common stock of ZAP at an exercise price equal to 110% of the market price on the date of grant. Mr. Schneider also receives all other benefits as are afforded to our employees and a Company car, or a car allowance of $5,000 per year in lieu of a Company car. In the event ZAP terminates his employment without cause, Mr. Schneider is entitled to his full salary for the remainder of the term of the agreement. Should ZAP elect to terminate Mr. Schneider’s employment in the case of a merger or reclassify Mr. Schneider without cause prior to the expiration of the employment agreement, the Company must retain Mr. Schneider as an employee or consultant for a period of five years for an aggregate salary of $500,000, payable bi-monthly, or make a lump sum payment of $300,000. The agreement automatically renews for successive five year periods unless terminated by either party upon proper notice. On March 30, 2007, The Board of Directors of ZAP did approve the extension of the employment agreement with Mr. Schneider through October 1, 2013.

Gary Starr, Chairman of the Board

We entered into an employment agreement with Gary Starr on October 1, 2003. The agreement provides that Mr. Starr will serve as Chairman of the Board of Directors of ZAP through October 1, 2008 and receive a salary, benefits and options equal to the highest paid employee of ZAP, but in no event less than $75,000 per year. Mr. Starr’s current salary is set at $127,000. In addition, the agreement provides that should ZAP become profitable, Mr. Starr’s salary will automatically be increased by 10% for every $100,000 in profits, calculated on a quarterly basis. Mr. Starr annually receives a grant of stock options or warrants equal to 1% of the outstanding common stock of ZAP at an exercise price equal to 110% of the market price on the date of grant. Mr. Starr also receives all other benefits as are afforded to our employees and a Company car, or a car allowance of $5,000 per year in lieu of a Company car. In the event ZAP terminates his employment without cause, Mr. Starr is entitled to his full salary for the remainder of the term of the agreement. Should ZAP elect to terminate Mr. Starr’s employment in the case of a merger or reclassify Mr. Starr without cause prior to the expiration of the employment agreement, the Company must retain Mr. Starr as an employee or consultant for a period of five years for an aggregate salary of $500,000, payable bi-monthly, or make a lump sum payment of $300,000. The agreement automatically renews for successive five year periods unless terminated by either party upon proper notice. On March 30, 2007, the Board of Directors of ZAP did approve the extension of the employment agreement with Mr. Starr through October 1, 2013.

Renay Cude, Corporate Secretary

We entered into an employment agreement with Renay Cude on October 1, 2003. The agreement provides that Ms. Cude will serve as Corporate Secretary of ZAP through October 1, 2008 and receive a salary, benefits and options equal to the highest paid non corporate officer-employee of ZAP, but in no event less than $36,000 per year. Ms. Cude’s current salary is set at $78,000. In addition, the agreement provides that should ZAP become profitable, Ms. Cude’s salary will automatically be increased by 10% for every $100,000 in profits, calculated on a quarterly basis. Ms. Cude annually receives a grant of stock options or warrants equal to 1% of the outstanding common stock of ZAP at an exercise price equal to 110% of the market price on the date of grant. Ms. Cude also receives all other benefits as are afforded to our employees and a Company car, or a car allowance of $5,000 per year in lieu of a Company car. In the event ZAP terminates her employment without cause, Ms. Cude is entitled to her full salary for the remainder of the term of the agreement. Should ZAP elect to terminate Ms. Cude’s employment in the case of a merger or reclassify Ms. Cude without cause prior to the expiration of the employment agreement, the Company must retain Ms. Cude as an employee or consultant for a period of five years for an aggregate salary of $250,000, payable bi-monthly, or make a lump sum payment of $150,000. The agreement automatically renews for successive five year periods unless terminated by either party upon proper notice. On March 30, 2007, the Board of Directors of ZAP did approve the extension of the employment agreement with Ms. Cude through October 1, 2013.

The following table sets forth certain information concerning stock option awards granted to our named executive officers.

OPTION AWARDS						STOCK AWARDS

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercis-able	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Steve Schneider (1)	1,690,786	—	—	1.00	7/1/12
Steve Schneider (2)	200,000	—	—	0.25	7/5/12
Steve Schneider (2)	486,111	13,889	—	1.26	6/23/14
Steve Schneider (2)	428,877	85,775	—	1.32	11/16/14
Steve Schneider (2)	211,265	105,633	—	0.93	6/7/15
Steve Schneider (1)	355,424	—	—	0.91	8/11/16
Gary Starr (1)	1,470,671	—	—	1.00	7/1/12
Gary Starr (2)	116,667	—	—	1.20	12/19/11
Gary Starr (2)	150,000	—	—	0.25	7/5/12
Gary Starr (2)	486,111	13,889	—	1.26	6/23/14
Gary Starr (2)	428,877	85,775	—	1.32	11/16/14
Gary Starr (2)	211,265	105,633	—	0.93	6/7/15
Gary Starr (1)	355,424	—	—	0.91	8/11/16
Renay Cude (1)	1,525,786	—	—	1.00	7/1/12
Renay Cude (1)	161,700	—	—	0.50	12/2/13
Renay Cude (2)	48,611	13,889	—	1.26	6/23/14
Renay Cude (2)	428,877	85,775	—	1.32	11/16/14
Renay Cude (2)	211,265	105,633	—	0.93	6/7/15
Renay Cude (1)	355,424	—	—	0.91	8/11/16
William Hartman (1)	687,500	—	—	1.00	7/1/12
William Hartman (2)	41,667	8,333	—	1.32	11/16/14
William Hartman (2)	25,000	—	—	1.20	12/19/11
William Hartman (2)	72,917	2,083	—	1.26	6/23/14
William Hartman (1)	100,000	—	—	1.03	9/18/16

(1)	The award was fully vested at time of issuance.
(2)	The award vests equally over 36 months from date of grant. The option has a ten year life.

Director Compensation

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Raymond F. Byrne (1)	3,000	20,800					23,800
Peter H. Scholl (1)	3,000	20,800					23,800

(1)	Both independent directors received a stock award with value of $17,800 for their service on the Board and $3,000 for attending Board meetings. Raymond Byrne resigned as a Director in May, 2007.

Compensation of Directors

Starting in April 2006, all directors received $500 and a grant of $500 of common stock for attendance at each Board meeting and each committee meeting. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings.  Prior to April 2006, we did not provide our directors with cash or other forms of compensation, although we did reimburse their out-of-pocket expenses.  Each Director also received 20,000 shares of common stock  in December 2006 as an additional compensation incentive.

Equity Compensation Plan Information

We have adopted stock incentive plans to provide incentives to attract and retain officers, directors, key employees and consultants. We currently have reserved a total of 15,500,000 shares of our common stock for granting awards, including 1,500,000 shares under our 1999 Incentive Stock Option Plan, 10,000,000 shares under our 2002 Incentive Stock Option Plan, and 4,000,000 shares under our 2006 Incentive Stock Option Plan. All plans were approved by our shareholders. As of December 31, 2006, 643,870 shares of common stock had been issued pursuant to options exercised out of the 2002 plan.

The following table sets forth a description of our equity compensation plans as of December 31, 2006:

Plan Category	Number of Securities to be issued upon exercise of outstanding options and other rights	Weighted-average exercise price of outstanding options and other rights	Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,775,524	$1.08	1,103,859

Equity compensation plans not approved by security holders(1)	11,309,358	$1.65	232,873

Total	23,104,882	$1.36	1,336,732

STOCK OWNERSHIP

The following table sets forth certain information, as of May 29, 2007, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors, (3) the CEO and each Named Executive Officer, and (4) all of our directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of May 29, 2007. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 45,908,560 shares of common stock outstanding as of May 29, 2007, plus, for each individual, any securities that individual has the right to acquire within 60 days of May 29, 2007.

Unless otherwise indicated below, the address of each of the principal shareholders is c/o ZAP, 501 Fourth Street, Santa Rosa, California 95401.

Name and Address	Shares Beneficially Owned	Percentage of Class

Beneficial Owners of More than 5%:
Sunshine 511 Holdings (1)	3,300,000	6.7%
101 N. Clematis Street, Suite 511 West Palm Beach, Florida 33401

Daka Development Ltd. (2)	2,799,136	5.9%
8/F Leroy Plaza, Unit C 15 Cheung Shun Street Chung Sha Wan Kin, Hong Kong

Fusion Capital Fund II, LLC (3)	2,750,000	5.6%
222 Merchandise Mart Plaza, Suite 9-112 Chicago, IL 60654

Jeffrey G. Banks (4)	6,828,373	13.2%
c/o The Banks Group, LLC PO Box 10287 Oakland, CA 94610

Current Directors, Nominees and Named Executive Officers:
Steven Schneider (5)	17,200,628	27.9%

Gary Starr (6)	8,423,792	15.5%

William Hartman (7)	1,057,681	2.1%

Renay Cude (8)	2,927,159	6.1%

Peter Scholl (9)	625,218	1.3%

(1)	Represents 3,300,000 warrants to purchase common stock. The address for Sunshine 511 Holdings is 101 N. Clematis Street, Suite 511, West Palm Beach, FL 33401.
(2)
Includes 2,587,262 warrants to purchase common stock. The managing partner is Raymond Chow. The address for Daka Development is Unit C 8/F Leroy Plaza, 15 Cheung Shun Street, Chung Sha Wan Kin, Hong Kong.

(3)
Represents 2,750,000 warrants to purchase common stock. Pursuant to the terms of the warrant, Fusion Capital is not entitled to exercise the warrants to the extent such exercise would cause the aggregate number of shares of common stock beneficially owned by Fusion Capital to exceed 9.9% of the outstanding shares of the common stock following such exercise. Steve Martin is the managing partner. The address for Fusion Capital is 222 Merchandise Mart Plaza, Suite 9-112, Chicago, IL 60654.

(4)	Includes 5,005,000 warrants to purchase common stock.
(5)	Includes 12,159,266 shares of common stock issuable upon the exercise of various warrants and 1,911,682 shares of stock issuable upon the exercise of stock options.
(6)	Includes 5,441,160 shares of common stock issuable upon the exercise of various warrants and 1,950,250 shares of stock issuable upon the exercise of stock options.
(7)	Includes 709,500 shares of common stock issuable upon the exercise of various warrants and 271,181 shares of stock issuable upon the exercise of stock options.
(8)	Includes 1,525,786 shares of common stock issuable upon the exercise of various warrants and 1,318,472 shares of stock issuable upon the exercise of stock options.
(9)	Includes 600,000 shares of common stock issuable upon the exercise of various warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons beneficially owning more than 10% of the outstanding common stock of the Company to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than 10% beneficial owners of common stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that during the fiscal year ended December 31, 2006, all officers and directors timely filed an initial statement of beneficial ownership of securities on Form 3.  The Company also believes that during the fiscal year ended December 31, 2006, all officers and directors timely filed certain transactions on Form 4s.

As of the date of this Proxy Statement, the Company is not aware of any filings made by 10% beneficial owners of our common stock and believes that all such beneficial owners failed to file Forms 3 and 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Property Rental

The Company rents office space, land and warehouse space from its CEO and major shareholder. These properties are used to operate the car outlet and to store inventory. Rental expense was approximately $96,500 and  $196,000 for the year ended December 31, 2006 and 2005, respectively.

PROPOSAL NO. 2

AUTHORIZATION FOR THE BOARD TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved and recommends that the shareholders adopt an amendment to ZAP’s Amended and Restated Articles of Incorporation to increase the total authorized shares of common stock of the Company from 200 million to 400 million. The Company is currently authorized to issue 50 million shares of preferred stock, and the proposed amendment will not affect this authorization.

To effect the increase in authorized shares of our common stock, it is proposed that the first paragraph of Article III of our Amended and Restated Articles of Incorporation be amended to read in its entirety as follows:

“The Corporation shall be authorized to issue 400,000,000 shares of Common Stock. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of the shareholders.”

Outstanding Shares

As of May 29, 2007, 45,908,560 shares of common stock were issued and outstanding, 24 million shares of common stock are reserved for issuance upon exercise of options that are outstanding or reserved for issuance under the Company’s equity incentive plans;6 million shares of common stock are reserved for consulting expenses and 70 million shares of common stock are reserved for issuance upon the exercise of outstanding warrants; and the remaining shares of common stock are reserved for issuance upon the conversion of the convertible debt.

Purpose for the Proposed Amendment

As of May 29, 2007, the Company has 54 million shares of common stock available for general corporate purposes based on the number of shares outstanding and the number of shares reserved for future issuances. As a general matter, the Board of Directors does not believe this is an adequate number of shares to assure that there will be sufficient shares available to respond to future business requiring the issuance of shares, issuances of common stock under the Company’s equity compensation plans,  dividends and the issuance of common stock for other general corporate purposes. At present, the Company needs additional capital to continue expanding its current operations. The Company’s primary capital needs are: (i) to purchase Xebra™ vehicles, both sedan and utility trucks from ZAP’s Chinese partner to fulfill the increasing demand for 100% electric vehicles in the United States, and (ii) to continue building our dealer network and expanding ZAP’s market initiatives.  ZAP also requires financing to purchase consumer product inventory for the continued roll-out of new products, to add qualified sales and professional staff to execute on ZAP’s business plan, and to expand ZAP’s efforts in the research and development of advanced technology vehicles, such as the ethanol-driven OBVIO! Automobiles and other fuel efficient vehicles. The Company  plans to issue additional common stock to obtain equity financing, approval of the proposed amendment to the Articles will allow the Company to act promptly in the event opportunities requiring the issuance of additional shares arise.  Failure of the shareholders to approve the proposed amendment would adversely affect the Company’s ability to pursue such opportunities.

Certain Effects of the Proposed Amendment

We are not introducing this proposal with the intent that it be utilized as a type of anti-takeover device. However, this action could, under certain circumstances, have an anti-takeover effect. For example, if we became the subject of a hostile takeover attempt, we could attempt to obstruct the takeover by issuing shares of common stock, which would have the effect of diluting the voting power of the outstanding shares and increasing the cost of the potential takeover. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. Our Board of Directors and executive officers have no knowledge of any current effort to obtain control of ZAP or to accumulate large amounts of our common stock, and this proposal is not being presented as an anti-takeover device.

The proposed amendment to the Amended and Restated Articles of Incorporation does not change the terms of the common stock. All shares of common stock, including those now authorized and those that would be authorized by the proposed amendment to our Amended and Restated Articles of Incorporation, are equal in rank and have the same voting rights, the same rights to dividends and the same liquidation rights. Holders of the common stock do not have preemptive rights or appraisal rights. However, shareholders should consider that additional issuances of common stock could have a dilutive effect on the earnings per share, voting power and share holdings of current shareholders.

Authorized shares of common stock may be issued by the Board of Directors from time to time without further shareholder approval, except in situations where shareholder approval is required by state law. Shareholders of the Company have no preemptive right to acquire additional shares of common stock, which means that current shareholders do not have a right to purchase any new issue of shares of common stock in order to maintain their proportionate ownership interest in the Company.

Reserved Shares upon Approval of the Amendment

If this proposal is approved by a majority of the shareholders entitled to vote on this proposal, and after taking into account the reserve requirements described above, we will have 254 million shares of common stock available for general corporate purposes.

Effective Date

If the proposed amendment to the Amended and Restated Articles of Incorporation is approved by shareholders, it would become effective upon the filing of a Certificate of Amendment with the California Secretary of State, which filing would occur promptly after the Annual Meeting.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve the authorization of the Board of Directors to increase the authorized common stock by amendment of the Company’s Amended and Restated Articles of Incorporation. As a result, abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal. Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Odenberg, Ullakko, Muranishi & Co. LLP to serve as our independent public accounting firm for 2007, subject to ratification by our shareholders. Representatives of Odenberg, Ullakko, Muranishi & Co. LLP will be present at the Annual Meeting to answer questions.  They also will have the opportunity to make a statement if they desire to do so.

We are asking our shareholders to ratify the selection of Odenberg, Ullakko, Muranishi & Co. LLP as our independent public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Odenberg, Ullakko, Muranishi & Co. LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Vote Required

An affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of Odenberg, Ullakko, Muranishi & Co. LLP as our independent accountants for the year ending December 31, 2007.  For ratification, this proposal must be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal.  An abstention from voting on this proposal will have the effect of a vote “AGAINST.”  Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2007.

Audit and Non-Audit Fees

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Odenberg, Ullakko, Muranishi & Co. LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2006, and December 31, 2005, and fees billed for other services rendered by Odenberg, Ullakko, Muranishi & Co. LLP during those periods.

	2006	2005
Audit fees:[1]	$237,000	$230,000

Audit-related fees: [2]	$10,000	—

Tax fees:	—	—

All other fees:	—	—
Total	$247,000	$230,000

(1)
Audit fees include fees invoiced for the audit of the Company’s annual financial statements and the quarterly reviews of these statements, as well as fees for consultation regarding accounting issues and their impact on or presentation in the Company’s financial statements.

(2)
This category includes fees billed for assurance and related services that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported under “Audit Fees,” and generally consist of fees for due diligence in connection with acquisitions, accounting consultation and audits of employee benefit plans.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Report

The Audit Committee of the Board of Directors was composed of two directors through March 2007 whom the Board has determined to be independent under applicable SEC rules.  The Audit Committee operates under a written charter adopted by the Board in June 2005 that is available at http://www.zapworld.com.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to matters involving the accounting, financial reporting and internal control functions of the Company. The Audit Committee has sole authority to select the Company’s independent registered public accounting firm.

Management is responsible for preparing the Company’s financial statements so that they comply with generally accepted accounting principles and fairly presents the Company’s financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the SEC; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services is compatible with maintaining the independence of the accountants.

Based on the above discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the SEC.

The Audit Committee of the Board of Directors
Peter Scholl Gary Starr Raymond Bryne *

*Mr. Bryne resigned from the Board of Directors in May 2007.

SOLICITATION OF PROXIES

This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, electronic means, personal interview or other similar means of communication.  The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the meeting, which may be furnished to shareholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by us.  We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.  To obtain the necessary representation of shareholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or selected securities dealers.  We anticipate that the cost of such supplementary solicitations, if any, will not be material.

ANNUAL REPORT AND QUARTERLY REPORT

Our Annual Report for the fiscal year ended December 31, 2006 and the Quarterly Report for the period ended March 31, 2007 has been mailed to shareholders along with this Proxy Statement.  We will, upon written request and without charge, provide to any person solicited hereunder additional copies of our Annual Report on Form 10-KSB, for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.  Requests should be addressed to the Investor Relations Department, ZAP, 501 Fourth Street, Santa Rosa, California, 95401. Also, such report may be obtained from our Internet homepage at http://www.zapworld.com.

OTHER MATTERS

We are not aware of any business to be presented for consideration at the meeting, other than that specified in the Notice of Annual Meeting.  If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any shareholder who intends to submit a proposal at the 2008 Annual Meeting of Shareholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than December 31, 2007.  Rule 14a-4 of the SEC’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of shareholders or the date specified by an overriding advance notice provision in the company’s bylaws.  Our bylaws do not contain such an advance notice provision.  Accordingly, for our 2008 Annual Meeting of Shareholders, shareholders’ written notices must be received by us before March 16, 2008 for any proposal a shareholder wishes to bring before the meeting but for which such shareholder does not seek to have a written proposal considered for inclusion in the proxy statement and form of proxy.  Such proposals should be sent to Renay Cude, Corporate Secretary, ZAP 501 Fourth Street, Santa Rosa, California 95401.

NOTICE TO BANKS, BROKER-DEALERS
AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise us whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the shares.

It is important that proxies be returned promptly, whether or not you expect to attend the Annual Meeting in person.  We request that you complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose.  By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held.  Shareholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this Proxy Statement.

By Order of the Board of Directors

Renay Cude
Corporate Secretary

Santa Rosa, California

ZAP

†	You can now vote your shares electronically through the Internet or by mail.
†	This eliminates the need to return the proxy card.
†	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com.

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE BELOW CARD IF VOTING ELECTRONICALLY

~ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ~

The Board of Directors recommends a vote “FOR” all the Director Nominees listed	Please mark your votes like this	☒

1.	Election of Nominees:
Write Exceptions Below
01 Steven Schneider 02 Gary Starr 03 Renay Cude 04 Peter Scholl	For All ☐	Withheld All ☐	For All Except ☐

(To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT”, and write the nominee’s number in the box provided above to the right.)

The Board of Directors unanimously recommends that you vote “FOR” Proposal No.2, and Proposal No. 3.

2. APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK:	For ☐	Against ☐	Abstain ☐

3. RATIFICATION OF SELECTION OF ODENBURG, ULLAKKO, MURANISHI & CO. LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007.	For ☐	Against ☐	Abstain ☐

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears on this card. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with corporate name by a duly authorized officer.

Signature(s)	Signature(s)	Date

ANNUAL MEETING OF SHAREHOLDERS

Sunday, July 29, 2007
2:00 pm Pacific Standard Time
To Be Held At the

ZAP WAREHOUSE
806 Donahue Street
Between 8th and 9th Street
Santa Rosa, CA 95401

~ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ~

ZAP	PROXY

This Proxy is solicited on Behalf of the Board of Directors

The undersigned holder(s) of the stock of ZAP acknowledges(s) receipt of the Notice of Annual Meeting of Shareholders of ZAP, dated June 15, 2007 a Proxy Statement of the Board of Directors of the same date. The undersigned hereby appoint(s) Renay Cude, attorney and proxy, with full power of substitution and revocation, to vote, as designated below all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess IF personally present at the 2007 Annual Meeting of Shareholders of ZAP, to be held at the Zap Warehouse, 806 Donahue Street, between 8th and 9th Street Santa Rosa, CA 95401, on Sunday July 29, 2007 at 2:00 p.m. Pacific Standard Time, and at any adjournments thereof. The holder of this proxy is granted discretionary authority to cumulate votes in the election of directors among those nominees for whom the undersigned has granted authority to vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” the nominees of the Board of Directors in the election of directors, and “FOR” the ratification of the section of Odenburg, Ullakko, Muranishi & Co. LLP as the Company’s independent accountants for the year ending December 31, 2007. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any postponements, continuations or adjournments thereof.

Important - This Proxy must be Signed, Dated and returned promptly please see reverse for voting instructions